UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐☐

Item 8.01 Other Events.

Beyond Commerce, Inc. a Nevada corporation (OTCQB: BYOC), a planned global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce the company has been added to the LD Micro Index effective August 1, 2018.

George Pursglove, Chairman and Chief Executive Officer of Beyond Commerce, Inc. stated, "This is an exciting time for us as we continue to execute on business milestones which are translating into additional exposure in the capital markets and building on our goals for corporate transparency and credibility with stakeholders. LD Micro has championed the microcap space and I am proud that we have been included in their index and to be recognized with other successful peers in the microcap space.”

Beyond Commerce, Inc. is focused on the planned acquisition of “big data” companies in the B2B internet marketing analytics, technologies and related services space. The Company’s objective is to develop, acquire and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives.

Item 9.01 Exhibits
Exhibit No.	Description
99.1	Press Release, dated as of August 7, 2018
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: August 7, 2018	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director